Exhibit 99.01


                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC  20549


                                FORM 11-K


         FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
           AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934



  [X]        ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

               For the fiscal year ended October 31, 1994

  [ ]      TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

           For the transition period from ________ to ________

                      Commission file number 1-3551



             EQUITABLE RESOURCES, INC. EMPLOYEE SAVINGS PLAN

            (Full title of the Plan and address of the Plan, if different from that of the issuer named below)




                       EQUITABLE RESOURCES, INC.

                      420 Boulevard of the Allies,
                     Pittsburgh, Pennsylvania  15219

         (Name of issuer of the securities held pursuant to the plan and the address of principal executive office)

                                SIGNATURE





     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the Administrative Committee of the Plan have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.









                               EQUITABLE RESOURCES, INC.
                                 EMPLOYEE SAVINGS PLAN
                                    (Name of Plan)




                           By          s/ Joseph L. Giebel
                                          Joseph L. Giebel
                                          Member of Administrative Committee




February 22, 1995

                     REPORT OF INDEPENDENT AUDITORS



Administrative Committee
Equitable Resources, Inc.  Employee Savings Plan


     We have audited the accompanying statements of net assets available for plan benefits of the Equitable Resources, Inc. Employee Savings Plan (the Plan) as of October 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of October 31, 1994 and 1993, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of October 31, 1994, and transactions or series of transactions in excess of 5 percent of the current value of plan assets for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1994 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1994 basic financial statements taken as a whole.


                                     s/ Ernst & Young LLP
                                        Ernst & Young LLP

Pittsburgh, Pennsylvania
February 22, 1995


                                               EQUITABLE RESOURCES, INC.
                                                 EMPLOYEE SAVINGS PLAN
                                  STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                    OCTOBER 31, 1994


                      Fixed                 Employer     Aggressive  Common                  Life
                      Income     Balanced   Stock        Stock       Stock       Bond        Insrnce   Clearing   Combined
                      Fund       Fund       Fund         Fund        Fund        Fund        Fund      Account    Funds

Investments:
 Equitable Resources,
   Inc. Common Stock,
   at market          $          $           $4,143,410  $           $           $            $        $          $4,143,410
 Fixed Income
   Fund                4,813,884                                                                                   4,813,884
 Balanced Fund                    4,689,620                                                                        4,689,620
 Aggressive
   Stock Fund                                             2,086,435                                                2,086,435
 Common Stock Fund                                                    2,647,575                                    2,647,575
 Bond Fund                                                                        1,377,416                        1,377,416
 Short-term
   investments                                                                                  134     252,288      252,422

     Total
     investments       4,813,884  4,689,620   4,143,410   2,086,435   2,647,575   1,377,416     134     252,288   20,010,762

Receivables:
 Participant loans       779,726                                                                                     779,726
 Interest                    874                     23                                                                  897

     Total               780,600                     23                                                              780,623
     receivables

Transfers due
 from (to) funds          93,543     34,584      26,253      48,046      38,615       4,219   7,028    (252,288)

     Total assets      5,688,027  4,724,204   4,169,686   2,134,481   2,686,190   1,381,635   7,162               20,791,385

Payables:
 Participants             52,088      8,581      64,660         990       1,480                                      127,799
 Others                                                                                       7,162                    7,162

     Total payables       52,088      8,581      64,660         990       1,480               7,162                  134,961

     Net Assets
     Available for
     Plan Benefits    $5,635,939 $4,715,623  $4,105,026  $2,133,491  $2,684,710  $1,381,635  $        $          $20,656,424

     See accompanying notes.


                                               EQUITABLE RESOURCES, INC.
                                                 EMPLOYEE SAVINGS PLAN
                                  STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                    OCTOBER 31, 1993


                      Fixed                   Employer     Aggressive  Common                  Life
                      Income      Balanced    Stock        Stock       Stock       Bond        Insrnce Clearing  Combined
                      Fund        Fund        Fund         Fund        Fund        Fund        Fund    Account   Funds

Investments:
 Equitable Resources,
   Inc.Common Stock,
   at market          $           $            $4,923,135  $           $           $           $       $         $ 4,923,135
 Fixed Income
   Fund                3,840,103                                                                                   3,840,103
 Balanced Fund                     4,839,462                                                                       4,839,462
 Aggressive Stock
   Fund                                                     1,741,574                                              1,741,574
 Common Stock
   Fund                                                                 1,938,484                                  1,938,484
 Bond Fund                                                                          1,913,017                      1,913,017
 Short-term
   investments                                                                                     22   334,977      337,999

      Total
      investments      3,840,103   4,839,462    4,923,135   1,741,574   1,938,484   1,913,017      22   334,977   19,530,774

Receivables:
 Contributions            23,456       9,783        4,994       8,211      12,619       1,452                         60,515
 Participant loans       663,931                                                                                     663,931
 Interest                    808          14          106           8          10           3                            949

       Total
       receivables       688,195       9,797        5,100       8,219      12,629       1,455                        725,395

Transfers due
from (to) funds           68,751     (12,288)     107,979      69,207      72,963      22,137   6,228  (334,977)

       Total assets    4,597,049   4,836,971    5,036,214   1,819,000   2,024,076   1,936,609   6,250             20,256,169

Payables:
 Participants            128,132     102,940       64,620       8,950       8,807      42,748                        356,197
 Others                       27                                                                6,250                  6,277

       Total payables    128,159     102,940       64,620       8,950       8,807      42,748   6,250                362,474

     Net Assets
     Available for
     Plan Benefits    $4,468,890  $4,734,031   $4,971,594  $1,810,050  $2,015,269  $1,893,861  $       $         $19,893,695

See accompanying notes.



                                               EQUITABLE RESOURCES, INC.
                                                 EMPLOYEE SAVINGS PLAN
                             STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                              YEAR ENDED OCTOBER 31, 1994

                                 Fixed                    Employer      Aggressive   Common                   Life
                                 Income      Balanced     Stock         Stock        Stock       Bond         Insrnce  Combined
                                 Fund        Fund         Fund          Fund         Fund        Fund         Fund     Funds

Additions to plan equity
attributed to:
 Investment income:
   Interest and dividends        $    2,470  $    2,587   $  148,445    $    1,793   $    2,207  $      889   $         $   158,391
   Interest on participant loans     60,485                                                                                  60,485

   Total investment income           62,955       2,587      148,445         1,793        2,207         889                 218,876

 Gain realized on sale or
   distribution of Equitable
   Resources, Inc. Common Stock                               62,859                                                         62,859
 Unrealized depreciation of
   investment in Equitable
   Resources, Inc. Common Stock                           (1,194,729)                                                    (1,194,729)
 Unrealized appreciation
   (depreciation) in value
   of investment                    238,766    (233,804)                    (9,893)      97,686     (47,870)                 44,885
 Contributions                      508,954     564,349      352,423       359,716      447,849     172,477    50,010     2,455,778
 Participant rollovers               72,135      40,928       10,639        47,247       49,736       3,478                 224,163

     Total additions                882,810     374,060     (620,363)      398,863      597,478     128,974    50,010     1,811,832

Deductions from plan
 equity atributed to:
   Withdrawals by participants      163,103     242,256      170,233        56,150       82,937     202,419                 917,098
   Purchase of life insurance                                                                                  54,711        54,711
   Expenses                          13,256      28,780                     11,213       13,113      10,932                  77,294

     Total deductions               176,359     271,036      170,233        67,363       96,050     213,351    54,711     1,049,103

Transfers from (to) funds           460,598    (121,432)     (75,972)       (8,059)     168,013    (427,849)    4,701

     Net increase (decrease)
     in net assets available
     for plan benefits            1,167,049     (18,408)    (866,568)      323,441      669,441    (512,226)                762,729

Net assets available
for plan benefits:
 At beginning of year             4,468,890   4,734,031    4,971,594     1,810,050    2,015,269   1,893,861              19,893,695

 At end of year                  $5,635,939  $4,715,623   $4,105,026    $2,133,491   $2,684,710  $1,381,635   $         $20,656,424

See accompanying notes.


                                               EQUITABLE RESOURCES, INC.
                                                 EMPLOYEE SAVINGS PLAN
                             STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                              YEAR ENDED OCTOBER 31, 1993


                                 Fixed                    Employer     Aggressive   Common       Life
                                 Income      Balanced     Stock        Stock        Stock        Bond        Insrnce  Combined
                                 Fund        Fund         Fund         Fund         Fund         Fund        Fund     Funds

Additions to plan equity
attributed to:
 Investment income:
   Interest and dividends        $    2,261  $    1,680   $  132,137   $      872   $    1,064   $      480  $        $  138,494
   Interest on participant loans     52,557                                                                               52,557

     Total investment income         54,818       1,680      132,137          872        1,064          480              191,051

 Gain realized on sale or
   distribution of Equitable
   Resources, Inc. Common Stock                              130,345                                                     130,345
 Unrealized appreciation of
   investment in Equitable Resources,
   Inc. Common Stock                                         732,815                                                     732,815
 Unrealized appreciation
   in value of investment           241,751     713,069                   376,015      412,637      181,411            1,924,883
 Contributions                      493,957     612,647      339,519      319,420      358,549      196,744   36,238   2,357,074
 Participant rollovers              200,102      62,170       11,344       43,550       37,040       14,586              368,792

     Total additions                990,628   1,389,566    1,346,160      739,857      809,290      393,221   36,238   5,704,960

Deductions from plan
equity atributed to:
 Withdrawals by participants        239,795     127,477      179,058       13,035       14,068      42,779               616,212
 Purchase of life insurance                                                                                   36,238      36,238
 Expenses                            10,798      36,341           11       11,624       12,387      13,890                85,051

     Total deductions               250,593     163,818      179,069       24,659       26,455      56,669    36,238     737,501

Transfers from (to) funds           555,687    (451,638)    (127,596)     (35,057)        (498)     59,102

     Net increase in net
     assets available
     for plan benefits            1,295,722     774,110    1,039,495      680,141      782,337     395,654             4,967,459

Net assets available
For plan benefits:
  At beginning of year            3,173,168   3,959,921    3,932,099    1,129,909    1,232,932   1,498,207            14,926,236

  At end of year                 $4,468,890  $4,734,031   $4,971,594   $1,810,050   $2,015,269  $1,893,861   $       $19,893,695

See accompanying notes.


1. Description of the Plan

   The following description of the Equitable Resources, Inc. Employee Savings Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

   General

   The Plan is a defined contribution profit sharing and savings plan, with a 401(k) salary reduction feature, implemented on September 1, 1985 by Equitable Resources, Inc. and certain subsidiaries (the Company or Companies).

   All regular, full-time, non-union employees of the Companies who complete a certain service requirement are eligible to participate. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

   Contributions

   The Companies make contributions to the Plan equal to the amount by which participants agree to reduce their salaries (Contract Contributions). These contributions are considered to be Company (as opposed to employee) contributions to the Plan. In addition, the Companies may, at their discretion, contribute an additional amount to the Plan (Discretionary Contributions). All contributions are allocated to individual participant accounts.

   The Company made a Discretionary Contribution to the Plan for the Plan year ended October 31, 1993. The amount of the contribution was $162,173 and was allocated based upon each participant's contribution during the
   calendar year 1993 up to a maximum of six percent.   Discretionary
   Contributions were invested in the same manner as participant's Contract Contributions.

   As a result of the purchase of Louisiana Intrastate Gas Corporation (LIG) by Equitable Resources, Inc., employees of LIG became participants in the Plan in July 1993. As part of the purchase of LIG, the Company agreed to continue, through December 1993, discretionary contributions matching contributions made by LIG employees up to a maximum of six percent of gross earnings. Such discretionary contributions were $38,058 and $112,225 for the plan years ended October 31, 1994 and 1993, respectively.

   Rollover Contributions

   Participants are allowed to make rollover contributions (contributions transferred to the Plan from other qualified retirement plans), subject to certain requirements.

1. Description of Plan (Continued)

   Vesting

   Participants are 100 percent vested in the value of Contract
   Contributions made, and any rollover contributions.

   If employment is terminated for any reason other than retirement, death, or total and permanent disability, a participant is entitled to receive the vested value of any Discretionary Contributions, as determined in accordance with the following schedule:

          Years of Continuous Service      Vested Interest

            Less than five years              0 percent
            Five years or more              100 percent

   Amounts forfeited by participants upon termination will be used to reduce the amount of future Discretionary Contributions to the Plan.

   Upon retirement, death, total and permanent disability or termination of the Plan, a participant is entitled to receive the full value of any Discretionary Contributions, regardless of years of continuous service.

   Withdrawals by Participants

   Payments to participants are made in one of two ways: a single cash payment or distribution of stock (mandatory for participants who are terminated for a reason other than retirement, death or disability) or equal periodic payments over the lesser of:

   a) the life expectancy of the participant and beneficiary or

   b) twenty (20) years.

   Loans to Participants

   A participant may borrow money from the Plan in amounts up to 50 percent of the value of the participant's account, plus the vested portion of Discretionary Contributions, subject to certain limitations. All loans are at a rate consistent with rates charged by commercial lenders for similar loans. One half of the participant's nonforfeitable interest in the Plan at the time of the loan is pledged as collateral. As of October 31, 1994 and 1993, collateral for participant loans amounted to $2,780,245 and $2,372,188, respectively.

1. Description of the Plan (Continued)

   Investment of Contributions

   Contributions are initially deposited with PNC Bank (Trustee), and are invested in a short-term fund until allocated. The Plan authorizes the participants to direct the Trustee to invest their accounts in various combinations of the investment funds described below:

   a) The Fixed Income Fund - comprised of a single type of fixed income investment where the principal and interest are fixed. The Company entered into an ongoing contract with Equitable Life Assurance Society (Equitable Life) to provide this and other investment vehicles and manage the respective funds.

   b) The Balanced Fund - invests in various types of securities: primarily common stocks, securities convertible into common stocks, publicly traded bonds, and short-term money market investments. The Company's contract with Equitable Life provides this investment vehicle and fund management.

   c) The Employer Stock Fund - invests in the Common Stock of the Company. This fund is managed by the Plan Trustee.

   d) The Aggressive Stock Fund - invests primarily in common stocks of medium and smaller sized companies and also in securities not generally defined as growth stocks, but with unusual value or potential. The Company's contract with Equitable Life provides this investment vehicle and fund management.

   e) The Common Stock Fund - invests primarily in common stocks and other equity-type securities. The Company's contract with Equitable Life provides this investment vehicle and fund management.

   f) The Bond Fund - invests primarily in publicly-traded fixed income securities, such as bonds, debentures and notes. The Company's contract with Equitable Life provides this investment vehicle and fund management.

   g) The Life Insurance Fund - comprised solely of life insurance contracts issued on the lives of participants. This option is subject to a limitation that no more than 25 percent of the contributions allocated to a participant may be allocated to the purchase of insurance. The Company's contract with Equitable Life provides this investment vehicle and fund management.

2. Summary of Significant Accounting Policies

   Investments

   Short-term investments are valued at cost, which approximates market. The Equitable Resources, Inc. common stock is valued at market price as quoted on the New York Stock Exchange. The fixed income fund contract is valued at face value, which approximates market. Other investments are valued at market.

3.  Investments


   Investments at October 31, 1994 and 1993 are comprised of:


                                         1994                                1993
                                     Fair                                Fair
                                     Market       Original               Market       Original
                            Shares   Value        Cost         Shares    Value        Cost

  Equitable Resources,
   Inc.,
   Common Stock             135,826  $ 4,143,410  $ 3,114,846  124,987   $ 4,923,135  $ 2,667,541
  Fixed Income Fund(1)            -    4,813,884    4,813,884        -     3,840,103    3,840,103
  Balanced Fund(1)                -    4,689,620    4,689,620        -     4,839,462    4,839,462
  Aggressive Stock Fund(1)        -    2,086,435    2,086,435        -     1,741,574    1,741,574
  Common Stock Fund(1)            -    2,647,575    2,647,575        -     1,938,484    1,938,484
  Bond Fund(1)                    -    1,377,416    1,377,416        -     1,913,017    1,913,017
  Short-Term investment           -      252,422      252,422                334,999      334,999

    Total                            $20,010,762  $18,982,198            $19,530,774  $17,275,180

The interest rate for the Fixed Income Fund was 6.00 percent for the 1994 fiscal year and 6.75 percent for the 1993 fiscal year.

(1)  Securities investments are provided by contract through a pooled investment account; fair market value is used as original cost.


4.  Gain Realized on Sale/Distribution of Stock

    During the year ended October 31, 1994, 4,769 shares of Equitable Resources, Inc. Common Stock with a market value of $168,878 were sold at an average price of $35.41 per share. The cost of the shares sold was $106,019 ($22.23 per share) calculated using the "average cost" method.

    During the year ended October 31, 1993, 8,680 shares of Equitable Resources, Inc. Common Stock with a market value of $304,717 were sold at an average price of $35.11 per share. The cost of the shares sold was $175,959 ($20.27 per share) calculated using the "average cost" method. In addition, 109 shares of Equitable Resources, Inc. Common Stock with a market value of $3,815 were distributed during the year ended October 31, 1993. The cost of the shares distributed was $2,228.

5.  Plan Termination

    Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, the interests of all affected participants will become fully vested.

6.  Income Tax Status of Plan

    The Internal Revenue Service has determined that the Plan is qualified under Section 401(a) of the Internal Revenue Code and exempt under
    Section 501(a) of the Code. Future amendments will be made to the Plan as necessary so that the Plan remains qualified and tax exempt under the Code.

7.  Federal Income Tax Status - Employee

    Contributions by the employer to the Plan (including those resulting from salary reduction) and all dividends and interest earned on such contributions are not taxable to the participant for federal income tax purposes until distributed.

    The tax consequences, to participants, of a distribution from the Plan are dependent upon the circumstances existing at the time of distribution. Delinquent and unpaid loans are considered distributions from the Plan. In general, a participant is subject to federal income tax on a distribution in the year received. Special rules applicable to lump sum distributions may result in deferral of taxation in whole or in part.

                         SUPPLEMENTARY INFORMATION

                                     EQUITABLE RESOURCES, INC.                       Schedule 1
                                       EMPLOYEE SAVINGS PLAN

                                     ASSETS HELD FOR INVESTMENT
                                          October 31, 1994

                                                                                           Current
    Identity of Issue                    Description of Investment       Cost              Value

Equitable Resources, Inc.(1)             135,826 shares common stock     $3,114,846        $4,143,410

The Equitable Life Assurance Society
    Fixed Income Contract                6 percent per annum(2)          $4,813,884(3)     $4,813,884(3)

The Equitable Life Assurance Society
    Retirement Investment Accounts,
    Pooled Separate Account No. 10,
    "Balanced Account"                   57,760 units                    $4,689,620(3)     $4,689,620(3)

The Equitable Life Assurance Society
    Retirement Investment Accounts,
    Pooled Separate Account No. 3,
    "Aggressive Stock Account"           15,566 units                    $2,086,435(3)     $2,086,435(3)

The Equitable Life Assurance Society
    Retirement Investment Accounts,
    Pooled Separate Account No. 4,
    "Common Stock Account"               7,348 units                     $2,647,575(3)     $2,647,575(3)

The Equitable Life Assurance Society
    Retirement Investment Accounts,
    Pooled Separate Account No 13,
    "Bond Account"                       32,642 units                    $1,377,416(3)     $1,377,416(3)

Participant Loans                        8 to 10 percent                 N/A               $779,726

PNC Bank STIF Institutional Fund(1)      252,422 units                   $252,422          $252,422

(1) Party in interest to the Plan.
(2) Rate in effect for Plan year ended October 31, 1994.
(3) Fair market value is used as original cost


                                      EQUITABLE RESOURCES, INC.                Schedule 2
                                        EMPLOYEE SAVINGS PLAN

                    TRANSACTIONS OR SERIES OF TRANSACTIONS IN EXCESS OF 5 PERCENT
                                 OF THE CURRENT VALUE OF PLAN ASSETS
                                     Year Ended October 31, 1994



Party            Description                Number of   Total       Number     Total Sales  Original     Net Gain
Involved         of Investment              Purchases   Purchases   of Sales   Proceeds     Cost         or (Loss)

Series
Transactions:

(1)              Short-term investments     166         $4,085,099  96         $4,419,550   $4,419,550   None

(1)              Fixed income mutual funds  16         $1,271,291   5         $  320,447   $  320,447   None









(1) The above transactions were carried out by the Trustee, PNC Bank.

